UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  December 4, 2015

DERMIRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36668	27-3267680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

275 Middlefield Road, Suite 150
Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 421-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                         Entry into a Material Definitive Agreement.

On December 4, 2015, Dermira, Inc. (the “Company”) entered into the Second Amendment to Lease (the “Lease Amendment”) with Middlefield Park (“Landlord”).  The Lease Amendment amends that certain Lease Agreement, dated July 24, 2014 (as amended by the First Amendment of Lease, dated September 10, 2014, and the Lease Amendment, the “Lease”), for the Company’s headquarters located at 275 Middlefield Road, Menlo Park, California, 94025 (the “Building”), covering approximately 18,651 square feet.

Pursuant to the Lease Amendment, the term of the Lease for Suite 150 of the Building (“Suite 150”), which was set to expire on November 30, 2019, is extended through December 31, 2021. Commencing on December 1, 2019, the Company’s monthly rental rate for Suite 150 will increase to approximately $113,514 per month and shall continue in effect until November 30, 2020, and commencing on December 1, 2020, the Company’s monthly rental rate for Suite 150 will increase to approximately $116,919 per month until the expiration of the Lease.  The Lease Amendment also provides for a reduction in the Company’s security deposit from $500,000 to $350,000 on June 1, 2019.

Additionally, pursuant to the Lease Amendment, the Company shall lease additional space in the Building, which additional space shall commence on December 1, 2016 and expire coterminous with Suite 150:  (a) Suite 50 of the Building (“Suite 50”), covering approximately 18,519 square feet; and (b) Suites 200 and 210 of the Building (“Suites 200/210”), covering approximately 8,022 square feet.  Suite 50 and Suites 200/210 shall have a monthly rental rate of approximately $90,743 per month and approximately $44,683 per month, respectively.  The first three months’ monthly rental payments for both Suite 50 and Suites 200/210 shall be abated.  The foregoing monthly rental rates are subject to annual rent escalations, commencing on December 1, 2017.

The Lease Amendment further provides that the Company may terminate the Lease with respect to Suites 200/210 if, (a) the Company’s results from its DRM01 Phase 2b trial or DRM04 Phase 3 trial are negative prior to a specified date, (b) the Company determines not to proceed to the next phase of development for either trial, and (c) the Company provides the Landlord with written notice of the Company’s results, the Company’s determination not to proceed and the Company’s intent to terminate the Lease with respect to Suites 200/210 (the “Termination Option”).  If the Company exercises the Termination Option, it must pay the Landlord a termination fee equal to six months’ rent (the “Termination Fee”) on a monthly basis commencing December 1, 2016 (the “Termination Fee Payment Period”), subject to reduction if the Landlord can collect rent on a new lease covering any portion of the Termination Fee Payment Period for Suites 200/210.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMIRA, INC.

Date: December 9, 2015	By:	/s/ Andrew L. Guggenhime
	Name:	Andrew L. Guggenhime
	Title:	Chief Operating Officer and Chief Financial Officer

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